Exhibit 99.1

Snail, Inc. Reports Third Quarter 2022 Financial Results

Culver City, CA – December 15, 2022 – Snail, Inc. (Nasdaq: SNAL) (“Snail” or “the Company”), a leading, global independent developer and publisher of interactive digital entertainment, today announced third quarter 2022 financial results for the quarter ended September 30, 2022. These third quarter results are prior to the exchange of stock and reflect the activities of Snail Games USA Inc. and its subsidiaries.

Jim Tsai, Chief Executive Officer of Snail, commented: “We are thrilled to share our first earnings report as a public company. Our goal of creating immersive gaming experiences and products will be supported by our access to the capital markets. We look forward to continuing to execute against our product roadmap and provide high-end entertainment experiences for consumers around the world.”

Third Quarter 2022 and Subsequent Business Highlights

•	ARK: Survival Evolved. In the three-month period ended September 30, 2022, ARK: Survival Evolved averaged a total of 328,583 daily active users (“DAUs”) versus 221,336 DAUs in the prior year period.

o	4.4x growth in new install for the third quarter 2022 vs. third quarter 2021; 6.4M vs. 1.2M, respectively. Growth is largely due to Epic Games’ Free Week.

o	Units sold sustained for the third quarter 2022 compared to same period last year; 1.1M vs. 1.2M, respectively. Units sold includes game and DLCs.

o	Through September 30, 2022, total playtime amounts to 2.9 billion hours.

•	IPO. On November 9, 2022, the Company completed its initial public offering (“IPO”), in which it issued and sold 3,000,000 shares of Class A common stock at a public offering price of $5.00 per share for gross proceeds to the Company of approximately $15.0 million. Concurrently with the IPO, the stockholders of Snail Games USA collectively exchanged 500,000 shares of Snail Games USA common stock for 6,251,420 shares of Class A common stock and 28,748,580 shares of Class B common stock of Snail, Inc.

•	Share Repurchase Program. On November 10, 2022, the Company’s board of directors approved and established a new share repurchase program (the “Share Repurchase Program”) to reacquire shares of Snail, Inc.’s Class A common stock. The maximum aggregate value of the shares repurchased shall not exceed $5.0 million, and there is no fixed expiration date on the Share Repurchase Program. The exact number of shares of Class A common stock and timing and method of the repurchase are at the discretion of the CEO, CFO and Treasurer. As of December 13, 2022, 1,090,877 shares of Class A common stock were repurchased pursuant to the Share Repurchase Program and the average price paid per share was $2.98.

Third Quarter 2022 Financial Highlights

•	Revenue decreased by 36.1% to $15.6 million for third quarter of 2022 from $24.4 million over the same period in the prior year primarily as a result of a decrease in ARK units sold. ARK related revenues decreased by $8.5 million attributable to the age of the game and sales normalizing in 2022 after the initial release of Genesis II in June 2021. One off payments and revenue recognized for previous contract payments were the cause of $3.3 million of the $8.5 million decrease in ARK revenue, with reduced sales of ARK and ARK mobile responsible for the remaining $5.2 million decrease.

•	Net loss for the third quarter of 2022 was $1.5 million compared to net income of $3.8 million in the prior year period due to the reduced sales of ARK, static licensing fees, and increased general and administrative costs.

•	Bookings for the three months ended September 30, 2022, decreased by $6.9 million, or 37.9%, to $11.3 million, compared to the prior year period, primarily as a result of a decline in ARK-related revenues.

•	EBITDA for the third quarter of 2022 was a loss of $1.5 million compared to a gain of $4.6 million in the prior year period.

•	As of September 30, 2022, cash was $9.0 million. This cash balance does not reflect the net proceeds from IPO of approximately $12.0 million, which occurred on November 9, 2022.

Heidy Chow, Chief Financial Officer of Snail stated: “We are pleased with the continued engagement in our ARK series of games. We want to remind investors that we are committed to investing in our brand and fostering long-term growth. This includes focusing on the upcoming release of ARK 2, launching additional products, and implementing initiatives that enhance our product suite and improve our speed to market.”

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. EBITDA adjusts for items that Snail believes do not reflect the ongoing operating performance of its business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to its operating performance. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenues excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(in millions)		(in millions)
Total net revenue	$15.6	$24.4	$59.1	$83.2
Change in deferred net revenue	(4.3)	(6.2)	(7.3)	(11.4)
Bookings	$11.3	$18.2	$51.8	$71.8

We define EBITDA as net income (loss) before (i) interest expense, (ii) interest income, (iii) income tax provision (benefit) and (iv) depreciation and amortization expense. The following table provides a reconciliation from net income (loss) to EBITDA :

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(in millions)		(in millions)
Net income (loss)	$(1.5)	$3.8	$3.2	$17.0
Interest income and interest income – related parties	-	(0.4)	(0.6)	(1.1)
Interest expense and interest expense – related parties	0.3	0.1	0.6	0.3
Income tax provision (benefit)	(0.4)	0.9	0.8	4.2
Depreciation and amortization expense	0.1	0.2	0.4	0.6
EBITDA	$(1.5)	$4.6	$4.4	$21.0

Webcast Details

The Company will host a webcast at 5:00 PM ET today to discuss the third quarter 2022 financial results. Participants may access the live webcast and replay on the Company’s investor relations website at https://investor.snail.com/. The earnings call may also be accessed by dialing 1 (877) 451-6152 from the United States, or by dialing 1 (201) 389-0879 internationally.

About Snail, Inc.

Snail is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs and mobile devices.

Contacts:

Investors:

investors@snail.com

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: growth prospects and strategies; launching new games and additional functionality to games that are commercially successful; expectations regarding significant drivers of future growth; its ability to retain and increase its player base and develop new video games and enhance existing games; competition from companies in a number of industries, including other casual game developers and publishers and both large and small, public and private Internet companies; its ability to attract and retain a qualified management team and other team members while controlling its labor costs; its relationships with third-party platforms such as Xbox Live and Game Pass, PlayStation Network, Steam, Epic Games Store, Google Stadia, the Apple App Store, the Google Play Store and the Amazon Appstore; the size of addressable markets, market share and market trends; its ability to successfully enter new markets and manage international expansion; protecting and developing its brand and intellectual property portfolio; costs associated with defending intellectual property infringement and other claims; future business development, results of operations and financial condition; the effects of the COVID-19 pandemic and the ongoing conflict involving Russia and Ukraine on its business and the global economy generally; rulings by courts or other governmental authorities; the Share Repurchase Program, including expectations regarding the timing and manner of repurchases made under the program; its plans to pursue and successfully integrate strategic acquisitions; assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its Quarterly Report on Form 10-Q and other periodic reports on Forms 10-K and 10-Q filed or to be filed with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Snail Games USA Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS

Current Assets:
Cash	$9,044,666	$10,164,338
Accounts receivable, net of allowances for doubtful accounts of $19,929 and $31,525, respectively	4,596,313	12,244,785
Accounts receivable - related party, net	12,239,430	8,435,823
Loan and interest receivable - related party	101,249	203,408
Prepaid expenses - related party, net of long-term portion	1,500,000	3,145,000
Prepaid expenses and other current assets	11,704,897	11,017,007
Total current assets	39,186,555	45,210,361

Restricted cash and cash equivalents	6,368,016	6,389,777
Prepaid expenses - related party	6,520,000	-
Property, plant and equipment, net	5,245,271	5,678,701
Intangible assets, net - license - related parties	3,235,038	8,787,976
Intangible assets, net - license	-	250,000
Intangible assets, net - other	275,600	277,148
Deferred income taxes	8,191,051	8,191,051
Other noncurrent assets	194,032	199,919
Operating lease right-of-use assets, net	3,887,326	5,100,912
Total assets	$73,102,889	$80,085,845

LIABILITIES, NONCONTROLLING INTERESTS AND EQUITY

Current Liabilities:
Accounts payable	$6,765,934	$3,871,510
Accounts payable - related party	22,330,781	23,733,572
Accrued expenses and other liabilities	2,375,610	2,975,475
Loan payable - related parties	-	400,000
Interest payable - related parties	527,770	528,439
Revolving loan	9,000,000	9,000,000
Short term note	6,666,667	-
Notes payable	-	216,329
Current portion of long-term debt	79,425	77,348
Current portion of deferred revenue	3,934,693	11,005,517
Current portion of operating lease liabilities	1,339,172	1,688,965
Total current liabilities	53,020,053	53,497,155

Accrued expenses	454,438	-
Long-term debt, net of current portion	2,825,390	2,885,434
Deferred revenue, net of current portion	9,048,505	9,275,417
Operating lease liabilities, net of current portion	3,285,679	4,375,786
Total liabilities	68,634,064	70,033,792

Commitments and contingencies

Equity:
Common stock, $0.01 par value, 1,000,000 shares authorized, 500,000 shares issued and outstanding	5,000	5,000
Additional paid-in capital	12,881,055	94,159,167
Due from shareholder - loan receivable	-	(91,388,176)
Due from shareholder - interest receivable	-	(2,965,346)
Accumulated other comprehensive loss	(343,277)	(266,557)
Retained earnings (accumulated deficit)	(2,593,035)	16,045,231
Total Snail Games USA Inc. equity	9,949,743	15,589,319
Noncontrolling interests	(5,480,918)	(5,537,266)
Total equity	4,468,825	10,052,053
Total liabilities, noncontrolling interests and equity	$73,102,889	$80,085,845

Snail Games USA Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	For the		For the
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues, net	$15,614,171	$24,361,019	$59,132,284	$83,200,198
Cost of revenues	11,468,961	15,478,327	37,744,863	48,381,061
Gross profit	4,145,210	8,882,692	21,387,421	34,819,137

Operating expenses:
General and administrative	5,434,013	3,997,917	16,177,534	13,053,478
Research and development	116,624	216,798	479,630	588,207
Advertising and marketing	198,417	148,752	569,127	265,812
Depreciation and amortization	128,536	208,896	435,644	638,659
Total operating expenses	5,877,590	4,572,363	17,661,935	14,546,156

Income (loss) from operations	(1,732,380)	4,310,329	3,725,486	20,272,981

Other income (expense):
Interest income	12,712	21,230	45,789	71,857
Interest income - related parties	505	420,164	582,128	1,128,397
Interest expense	(261,070)	(114,447)	(613,338)	(304,918)
Interest expense - related parties	-	(2,016)	(3,222)	(5,983)
Other income	19,500	31,247	319,153	482,790
Foreign currency transaction gain (loss)	16,169	(15,987)	21,679	(80,755)
Equity in loss of unconsolidated entity	-	-	-	(314,515)
Total other income (expense), net	(212,184)	340,191	352,189	976,873

Income (loss) before provision for income taxes	(1,944,564)	4,650,520	4,077,675	21,249,854

Income tax provision (benefit)	(398,998)	891,538	803,305	4,214,245

Net income (loss)	(1,545,566)	3,758,982	3,274,370	17,035,609

Net gain (loss) attributable to non-controlling interests	(6,828)	(125,881)	56,348	(489,499)

Net income (loss) attributable to Snail Games USA Inc.	(1,538,738)	3,884,863	3,218,022	17,525,108

Comprehensive income statement:
Other comprehensive income (loss)	5,682	382,088	(76,720)	421,048
Total other comprehensive income (loss)	$(1,533,056)	$4,266,951	$3,141,302	$17,946,156

Snail Games USA Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

Nine Months Ended September 30,	2022	2021
Cash flows from operating activities:
Net income	$3,274,370	$17,035,609
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization - intangible assets - license	250,000	450,000
Amortization - intangible assets - license, related parties	5,552,938	10,675,193
Amortization - intangible assets - other	672	6,149
Amortization - loan origination fees	19,149	22,388
Depreciation and amortization - property and equipment	435,644	638,659
Gain on lease termination	(122,533)	-
Gain on paycheck protection program and economic injury disaster loan forgiveness	(174,436)	(392,200)
Gain on disposal of fixed assets	(17,067)	-
Interest income from shareholder loan	(580,878)	(1,074,881)
Deferred taxes	-	2,682
Decrease in non-controlling interest - dissolution of subsidiary	-	39,340

Changes in assets and liabilities:
Accounts receivable	7,648,432	5,049,456
Accounts receivable - related party	(3,803,606)	2,542,956
Prepaid expenses - related party	(4,875,000)	-
Prepaid expenses and other current assets	(2,232,406)	(5,689,750)
Other noncurrent assets	(15,228)	241,422
Accounts payable	2,905,024	(390,331)
Accounts payable - related party	(1,402,791)	311,024
Accrued expenses	(127,993)	700,163
Interest payable - related parties	1,490	5,983
Lease liabilities	(103,782)	(130,090)
Deferred revenue	(7,297,736)	(11,389,985)
Net cash (used in) provided by operating activities	(665,737)	18,653,787

Cash flows from investing activities:
Loan provided to related party	-	(24,506,321)
Repayment on loan provided by related party	(300,000)	-
Acquisition of license rights - related party	-	(5,000,000)
Purchases of property and equipment	(5,256)	(3,403)
Proceeds from sale of property and equipment	19,500	-
Repayment on Pound Sand note	1,496,063	-
Investment at cost	-	(895)
Net cash provided by (used in) investing activities	1,210,307	(29,510,619)

Cash flows from financing activities:
Repayments on long-term debt	(57,967)	(6,731,666)
Repayments on short-term note	(3,333,333)	-
Borrowings on long-term debt	-	2,904,815
Borrowings on short-term note	10,000,000	-
Payments on paycheck protection program and economic injury disaster loan	(90,198)	-
Refund of payments on paycheck protection program and economic injury disaster loan	48,305	-
Borrowings on revolving loan	-	6,500,000
Cash dividend declared and paid	(8,200,000)	-
Net cash (used in) provided by financing activities	(1,633,193)	2,673,149

Effect of currency translation on cash and cash equivalents	(52,810)	380,403

Net decrease in cash, and restricted cash and cash equivalents	(1,141,433)	(7,803,280)

Cash, and restricted cash and cash equivalents - beginning of period	16,554,115	33,902,707

Cash, and restricted cash and cash equivalents – end of period	$15,412,682	$26,099,427

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$594,189	$105,577
Income taxes	$831,400	$3,300,000
Noncash transactions during the period for:
Loan and interest payable - related parties	$103,890	$-
Loan and interest receivable - related parties	$(103,890)	$-
Loan and interest from shareholder	$94,934,400	$-
Dividend distribution	$(94,934,400)	$-
Noncash financing activity during the period:
Gain on paycheck protection program and economic injury disaster loan forgiveness	$(174,436)	$(392,200)